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                                                                       EX-99.B11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the incorporation by reference in the Prospectus and the Statement of Additional Information, constituting parts of this amended Registration Statement on Form N-1A, of our report dated October 30, 1995 relating to the financial statements and the financial highlights appearing in the September 30, 1995 Annual Report to Shareholders of Vanguard Asset Allocation Fund. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the Prospectus and "Financial Statements" in the Statement of Additional Information.


PRICE WATERHOUSE LLP
Philadelphia, PA

January 4, 1996